Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2005 (except for Note 5 “Changes in Capitalization”, as to which the date is April 26, 2005) in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-123841) and related Prospectus of CryoCor, Inc. for the registration of 3,450,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

July 11, 2005